SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 20, 2006

CENTERSTATE BANKS OF FLORIDA, INC.

(Exact name of registrant as specified in charter)

Florida	333-95087	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1101 First Street South, Suite 202, Winter Haven, FL	33880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 293-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The Company’s President and CEO, Ernest S. Pinner, announced that on January 20, 2006, the Company completed its previously announced combination of two of its four subsidiary banks. CenterState Bank of Florida, located in Polk County, Florida, and First National Bank of Polk County, also located in Polk County, Florida have been merged effective January 20, 2006. The combined Bank has been named CenterState Bank of Florida, NA.

George Carefoot the previous President of First National Bank of Polk County has been elected Chairman of the Board of the combined bank, and John Corbett, the previous President of CenterState Bank of Florida, has been appointed President and CEO of the combined bank. Mr. Carefoot was also appointed Senior Vice President and Chief Operating Officer of the Parent Company, CenterState Banks of Florida, Inc. (“CSFL”) effective January 1, 2006, as previously announced.

Parent Company CEO Pinner, reported that these two subsidiary banks are geographically close and their market overlaps continue to grow larger. The proximity of the two banks led to some confusion with customers and operating inefficiencies. Any redundancy and over staffing is expected to cure itself through attrition and Company wide growth. Pinner went on to report that there are no plans to combine any of the Company’s remaining banks.

For additional information contact Ernest S. Pinner, CEO, CenterState Banks of Florida, Inc. at 863-293-2600.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Some of the statements in this report constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These statements related to future events, other future financial performance or business strategies, and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot be assured that future results, levels of activity, performance or goals will be achieved.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS OF FLORIDA, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and
Chief Financial Officer

Date: January 20, 2006

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